Exhibit 99.1
Starbucks Reports Q4 and Full Fiscal Year 2024 Results
Results Reflect Challenged Customer Experience; Management is Developing a Plan to Get Back to Starbucks
Q4 Consolidated Net Revenues Down 3% to $9.1 Billion; Frequency Declined Across Customer Segments
Q4 GAAP and Non-GAAP EPS of $0.80; Traffic Focused Investments Further Pressured Results
Q4 Active U.S. Starbucks® Rewards Membership Totals 33.8 Million, Up 4% Over Prior Year

SEATTLE; October 30, 2024 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 29, 2024. GAAP results in fiscal 2024 and fiscal 2023 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal Year 2024 Highlights

•Global comparable store sales declined 7%, driven by an 8% decline in comparable transactions, partially offset by a 2% increase in average ticket
◦North America and U.S. comparable store sales declined 6%, driven by a 10% decline in comparable transactions, partially offset by a 4% increase in average ticket
◦International comparable store sales declined 9%, driven by a 5% decline in average ticket and a 4% decline in comparable transactions; China comparable store sales declined 14%, driven by an 8% decline in average ticket and a 6% decline in comparable transactions
•The company opened 722 net new stores in Q4, ending the period with 40,199 stores: 52% company-operated and 48% licensed
◦At the end of Q4, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,941 and 7,596 stores in the U.S. and China, respectively
•Consolidated net revenues declined 3%, including on a constant currency basis, to $9.1 billion
•GAAP operating margin contracted 380 basis points year-over-year to 14.4%, primarily driven by deleverage, investments in store partner wages and benefits, and increased promotional activity. This contraction was partially offset by pricing and in-store operational efficiencies.
◦Non-GAAP operating margin contracted 380 basis points year-over-year to 14.4%, or contracted 370 basis points on a constant currency basis
•GAAP earnings per share of $0.80 declined 25% over prior year
◦Non-GAAP earnings per share of $0.80 declined 25% over prior year, or declined 24% on a constant currency basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. totaled 33.8 million, up 4% year-over-year and flat quarter-over-quarter

Full Fiscal Year 2024 Highlights

•Global comparable store sales declined 2%, driven by a 4% decline in comparable transactions, partially offset by a 2% increase in average ticket
◦North America and U.S. comparable store sales declined 2%, driven by a 5% decline in comparable transactions, partially offset by a 4% increase in average ticket
◦International comparable store sales declined 4%, driven by a 4% decline in average ticket; China comparable store sales declined 8%, driven by an 8% decline in average ticket
•Consolidated net revenues increased 1%, including on a constant currency basis, to $36.2 billion
•GAAP operating margin contracted 130 basis points year-over-year to 15.0%, primarily driven by investments in store partner wages and benefits, deleverage, and increased promotional activity. This contraction was partially offset by pricing and in-store operational efficiencies.
◦Non-GAAP operating margin contracted 110 basis points year-over-year, including on a constant currency basis, to 15.0%
•GAAP earnings per share of $3.31 declined 8% over prior year

◦Non-GAAP earnings per share of $3.31 declined 6% over prior year, including on a constant currency basis
“As shared in our Press Release last week, our results do not reflect the strength of our brand,” commented Rachel Ruggeri, chief financial officer. “I have seen what Starbucks is capable of when we focus on what we do best. I have confidence in our ability to turn around our business and expect we will return to long-term growth,” Ruggeri added.

“It is clear we need to fundamentally change our strategy to win back customers. ‘Back to Starbucks’ is that fundamental change,” commented Brian Niccol, chairman and chief executive officer. “My experience tells me that when we get back to our core identity and consistently deliver a great experience, our customers will come back. We have a clear plan and are moving quickly to return Starbucks to growth,” Niccol added.

Q4 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2024	Oct 1, 2023
Change in Comparable Store Sales (1)	(6)%	8%
Change in Transactions	(10)%	2%
Change in Ticket	4%	6%
Store Count	18,424	17,810	3%
Revenues	$6,691.9	$6,900.0	(3)%
Operating Income	$1,253.5	$1,601.4	(22)%
Operating Margin	18.7%	23.2%	(450) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment decreased 3% over Q4 FY23 to $6.7 billion in Q4 FY24, primarily due to a 6% decline in comparable store sales, driven by a 10% decline in comparable transactions, partially offset by a 4% increase in average ticket, as well as a decline in our licensed store business. This decrease was partially offset by net new company-operated store growth of 5% over the past 12 months.

Operating income decreased to $1.3 billion in Q4 FY24 compared to $1.6 billion in Q4 FY23. Operating margin of 18.7% contracted from 23.2% in the prior year, primarily driven by deleverage, investments in store partner wages and benefits, and increased promotional activity. This contraction was partially offset by pricing, and in-store operational efficiencies.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2024	Oct 1, 2023
Change in Comparable Store Sales (1)	(9)%	5%
Change in Transactions	(4)%	6%
Change in Ticket	(5)%	(1)%
Store Count	21,775	20,228	8%
Revenues	$1,893.2	$1,979.9	(4)%
Operating Income	$282.9	$301.3	(6)%
Operating Margin	14.9%	15.2%	(30) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment declined 4% over Q4 FY23 to $1.9 billion in Q4 FY24, primarily due to a 9% decline in comparable store sales, driven by a 5% decline in average ticket and a 4% decline in comparable transactions, as well as a decline in our licensed store business. Another factor was an approximate 1% unfavorable impact from foreign currency translation. This decline was partially offset by net new company-operated store growth of 10% over the past 12 months.

Operating income decreased to $282.9 million in Q4 FY24 compared to $301.3 million in Q4 FY23. Operating margin of 14.9% contracted from 15.2% in the prior year, primarily driven by increased promotional activity and investments in store partner wages and benefits. This contraction was partially offset by in-store operational efficiencies and pricing.

Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2024	Oct 1, 2023
Revenues	$465.4	$486.1	(4)%
Operating Income	$264.7	$271.2	(2)%
Operating Margin	56.9%	55.8%	110 bps

Net revenues for the Channel Development segment declined 4% over Q4 FY23 to $465.4 million in Q4 FY24, primarily due to a decline in revenue in the Global Coffee Alliance from SKU optimization. This decline was partially offset by an increase in global ready-to-drink revenue.

Operating income decreased to $264.7 million in Q4 FY24 compared to $271.2 million in Q4 FY23. Operating margin of 56.9% expanded from 55.8% in the prior year, primarily driven by sales mix shift and lower product costs related to the Global Coffee Alliance. This expansion was partially offset by the higher costs in our North American Coffee Partnership joint venture income.

Fiscal Year 2025 Financial Targets

As stated in our October, 22, 2024 announcement, given the company’s ceo transition coupled with the current state of the business, guidance is suspended for full fiscal year 2025. We believe this will allow ample opportunity to complete an assessment of the business and solidify key strategies, while stabilizing and positioning the business for long-term growth. The company will provide initial information regarding its new strategies during its Q4 and full fiscal year 2024 earnings conference call starting today at 2:00 p.m. Pacific Time. Our October, 22, 2024 announcement and accompanying prepared remarks from our chairman and ceo can be accessed on the company's Investor Relations website. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In August, the company announced that Brian Niccol had been appointed chief executive officer and chairman of the Starbucks Board of Directors (the "Board"), effective September 9, 2024. Mellody Hobson, former chairman of the Board, became the lead independent director of the Board. Laxman Narasimhan, former chief executive officer and member of the Board, stepped down from his position effective August 12, 2024, with the Board appointing Rachel Ruggeri, chief financial officer, as interim chief executive officer.
2.In September, Brian Niccol shared an open letter of his early observations and commitment to getting "Back to Starbucks," a welcoming coffeehouse where people gather and where we serve the finest coffee, handcrafted by our skilled baristas. Niccol also shared his initial four key areas of focus.
3.In September, the company announced Michael Conway, chief executive officer, North America, would retire from the company effective November 30, 2024.
4.In September, the company announced Molly Liu as executive vice president and chief executive officer of Starbucks China, and Belinda Wong as chairwoman of Starbucks China, each effective September 30, 2024.
5.In October, the company announced the addition of two new coffee innovation farms located in Guatemala and Costa Rica, with future farm investments in Africa and Asia. The expansion of its collaborative coffee innovation network further connects farmers from around the world with resources to protect the future of coffee for all.
6.On October 22, 2024, the company shared preliminary Q4 and full fiscal year 2024 results, reflecting a challenged customer experience and reiterating a fundamental change to our strategy.
7.The Board declared a cash dividend of $0.61 per share, payable on November 29, 2024, to shareholders of record on November 15, 2024. The company had 58 consecutive quarters of dividend payouts with CAGR of approximately 20% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, December 13, 2024.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 40,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns), governmental actors (such as retaliatory legislative treatment), or other third parties who object to certain actions taken or not taken by the Company, which responses could adversely affect our brand value;
•the impact of our marketing strategies, promotional and advertising plans, pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our "Back to Starbucks" plan;
•changes in consumer preferences, demand, consumption, or spending behavior, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores;
•our dependence on the financial performance of our North America operating segment, and our increasing dependence on certain international markets;
•our anticipated operating expenses, including our anticipated total capital expenditures;
•inherent risks of operating a global business including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the potential impact on our supply chain of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions, or dynamics specific to our relationships with such parties;
•the impact of unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, international trade disputes, government restrictions, geopolitical instability, higher inflation, or deflation;
•failure to meet our announced guidance or market expectations and the impact thereof;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•potential impacts of climate change;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and changing legal and regulatory requirements;
•the impact or likelihood of significant legal disputes and proceedings, or government investigations;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 29, 2024	Oct 1, 2023	% Change	Sep 29, 2024	Oct 1, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,442.1	$7,679.9	(3.1)%	82.0%	81.9%
Licensed stores	1,129.5	1,187.5	(4.9)	12.4	12.7
Other	502.4	506.2	(0.8)	5.5	5.4
Total net revenues	9,074.0	9,373.6	(3.2)	100.0	100.0
Product and distribution costs	2,810.3	2,933.1	(4.2)	31.0	31.3
Store operating expenses	3,881.7	3,721.3	4.3	42.8	39.7
Other operating expenses	138.7	145.2	(4.5)	1.5	1.5
Depreciation and amortization expenses	395.0	351.4	12.4	4.4	3.7
General and administrative expenses	644.8	635.8	1.4	7.1	6.8
Total operating expenses	7,870.5	7,786.8	1.1	86.7	83.1
Income from equity investees	103.4	119.4	(13.4)	1.1	1.3
Operating income	1,306.9	1,706.2	(23.4)	14.4	18.2
Interest income and other, net	26.8	30.1	(11.0)	0.3	0.3
Interest expense	(140.0)	(143.2)	(2.2)	(1.5)	(1.5)
Earnings before income taxes	1,193.7	1,593.1	(25.1)	13.2	17.0
Income tax expense	284.1	373.8	(24.0)	3.1	4.0
Net earnings including noncontrolling interests	909.6	1,219.3	(25.4)	10.0	13.0
Net earnings attributable to noncontrolling interests	0.3	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$909.3	$1,219.3	(25.4)	10.0%	13.0%
Net earnings per common share - diluted	$0.80	$1.06	(24.5)%
Weighted avg. shares outstanding - diluted	1,137.3	1,149.4
Cash dividends declared per share	$0.61	$0.57
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				52.2%	48.5%
Effective tax rate including noncontrolling interests				23.8%	23.5%

	Year Ended			Year Ended
	Sep 29, 2024	Oct 1, 2023	% Change	Sep 29, 2024	Oct 1, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$29,765.9	$29,462.3	1.0%	82.3%	81.9%
Licensed stores	4,505.1	4,512.7	(0.2)	12.5	12.5
Other	1,905.2	2,000.6	(4.8)	5.3	5.6
Total net revenues	36,176.2	35,975.6	0.6	100.0	100.0
Product and distribution costs	11,180.6	11,409.1	(2.0)	30.9	31.7
Store operating expenses	15,286.5	14,720.3	3.8	42.3	40.9
Other operating expenses	565.6	539.4	4.9	1.6	1.5
Depreciation and amortization expenses	1,512.6	1,362.6	11.0	4.2	3.8
General and administrative expenses	2,523.3	2,441.3	3.4	7.0	6.8
Restructuring and impairments	—	21.8	nm	—	0.1
Total operating expenses	31,068.6	30,494.5	1.9	85.9	84.8
Income from equity investees	301.2	298.4	0.9	0.8	0.8
Gain from sale of assets	—	91.3	nm	—	0.3
Operating income	5,408.8	5,870.8	(7.9)	15.0	16.3
Interest income and other, net	122.8	81.2	51.2	0.3	0.2
Interest expense	(562.0)	(550.1)	2.2	(1.6)	(1.5)
Earnings before income taxes	4,969.6	5,401.9	(8.0)	13.7	15.0
Income tax expense	1,207.3	1,277.2	(5.5)	3.3	3.6
Net earnings including noncontrolling interests	3,762.3	4,124.7	(8.8)	10.4	11.5
Net earnings attributable to noncontrolling interests	1.4	0.2	600.0	0.0	0.0
Net earnings attributable to Starbucks	$3,760.9	$4,124.5	(8.8)	10.4%	11.5%
Net earnings per common share - diluted	$3.31	$3.58	(7.5)%
Weighted avg. shares outstanding - diluted	1,137.3	1,151.3
Cash dividends declared per share	$2.32	$2.16
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				51.4%	50.0%
Effective tax rate including noncontrolling interests				24.3%	23.6%

Segment Results (in millions)

North America

	Sep 29, 2024	Oct 1, 2023	% Change	Sep 29, 2024	Oct 1, 2023
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,018.0	$6,211.5	(3.1)%	89.9%	90.0%
Licensed stores	673.4	685.9	(1.8)	10.1	9.9
Other	0.5	2.6	(80.8)	0.0	0.0
Total net revenues	6,691.9	6,900.0	(3.0)	100.0	100.0
Product and distribution costs	1,854.5	1,905.7	(2.7)	27.7	27.6
Store operating expenses	3,150.8	2,986.0	5.5	47.1	43.3
Other operating expenses	67.0	67.1	(0.1)	1.0	1.0
Depreciation and amortization expenses	278.2	236.6	17.6	4.2	3.4
General and administrative expenses	87.9	103.2	(14.8)	1.3	1.5
Total operating expenses	5,438.4	5,298.6	2.6	81.3	76.8
Operating income	$1,253.5	$1,601.4	(21.7)%	18.7%	23.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.4%	48.1%

Year Ended
Net revenues:
Company-operated stores	$24,258.7	$23,905.4	1.5%	89.8%	90.0%
Licensed stores	2,747.4	2,659.1	3.3	10.2	10.0
Other	3.4	5.1	(33.3)	0.0	0.0
Total net revenues	27,009.5	26,569.6	1.7	100.0	100.0
Product and distribution costs	7,478.0	7,530.4	(0.7)	27.7	28.3
Store operating expenses	12,467.1	11,959.2	4.2	46.2	45.0
Other operating expenses	280.9	263.8	6.5	1.0	1.0
Depreciation and amortization expenses	1,052.4	910.1	15.6	3.9	3.4
General and administrative expenses	375.8	389.7	(3.6)	1.4	1.5
Restructuring and impairments	—	20.7	nm	—	0.1
Total operating expenses	21,654.2	21,073.9	2.8	80.2	79.3
Operating income	$5,355.3	$5,495.7	(2.6)%	19.8%	20.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.4%	50.0%

International

	Sep 29, 2024	Oct 1, 2023	% Change	Sep 29, 2024	Oct 1, 2023
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,424.1	$1,468.4	(3.0)%	75.2%	74.2%
Licensed stores	456.1	501.6	(9.1)	24.1	25.3
Other	13.0	9.9	31.3	0.7	0.5
Total net revenues	1,893.2	1,979.9	(4.4)	100.0	100.0
Product and distribution costs	651.6	704.7	(7.5)	34.4	35.6
Store operating expenses	730.9	735.3	(0.6)	38.6	37.1
Other operating expenses	56.3	64.0	(12.0)	3.0	3.2
Depreciation and amortization expenses	87.3	84.3	3.6	4.6	4.3
General and administrative expenses	84.9	91.0	(6.7)	4.5	4.6
Total operating expenses	1,611.0	1,679.3	(4.1)	85.1	84.8
Income from equity investees	0.7	0.7	—	0.0	0.0
Operating income	$282.9	$301.3	(6.1)%	14.9%	15.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.3%	50.1%

Year Ended
Net revenues:
Company-operated stores	$5,507.2	$5,556.9	(0.9)%	75.0%	74.2%
Licensed stores	1,757.7	1,853.6	(5.2)	24.0	24.8
Other	74.0	77.1	(4.0)	1.0	1.0
Total net revenues	7,338.9	7,487.6	(2.0)	100.0	100.0
Product and distribution costs	2,575.2	2,608.4	(1.3)	35.1	34.8
Store operating expenses	2,819.4	2,761.1	2.1	38.4	36.9
Other operating expenses	225.1	219.0	2.8	3.1	2.9
Depreciation and amortization expenses	338.3	335.1	1.0	4.6	4.5
General and administrative expenses	338.8	335.8	0.9	4.6	4.5
Total operating expenses	6,296.8	6,259.4	0.6	85.8	83.6
Income from equity investees	3.6	2.7	33.3	0.0	0.0
Operating income	$1,045.7	$1,230.9	(15.0)%	14.2%	16.4%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.2%	49.7%

Channel Development

	Sep 29, 2024	Oct 1, 2023	% Change	Sep 29, 2024	Oct 1, 2023
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$465.4	$486.1	(4.3)%
Product and distribution costs	286.1	317.3	(9.8)	61.5%	65.3%
Other operating expenses	15.3	14.0	9.3	3.3	2.9
Depreciation and amortization expenses	—	0.0	nm	—	0.0
General and administrative expenses	2.0	2.3	(13.0)	0.4	0.5
Total operating expenses	303.4	333.6	(9.1)	65.2	68.6
Income from equity investees	102.7	118.7	(13.5)	22.1	24.4
Operating income	$264.7	$271.2	(2.4)%	56.9%	55.8%

Year Ended
Net revenues	$1,769.8	$1,893.8	(6.5)%
Product and distribution costs	1,075.4	1,250.1	(14.0)	60.8%	66.0%
Other operating expenses	58.4	54.6	7.0	3.3	2.9
Depreciation and amortization expenses	0.0	0.1	nm	0.0	0.0
General and administrative expenses	7.7	8.4	(8.3)	0.4	0.4
Total operating expenses	1,141.5	1,313.2	(13.1)	64.5	69.3
Income from equity investees	297.6	295.7	0.6	16.8	15.6
Gain from sale of assets	—	91.3	nm	—	4.8
Operating income	$925.9	$967.6	(4.3)%	52.3%	51.1%

Corporate and Other

	Sep 29, 2024	Oct 1, 2023	% Change

Quarter Ended
Net revenues	$23.5	$7.6	209.2%
Product and distribution costs	18.1	5.4	235.2
Other operating expenses	0.1	0.1	0.0
Depreciation and amortization expenses	29.5	30.5	(3.3)
General and administrative expenses	470.0	439.3	7.0
Total operating expenses	517.7	475.3	8.9
Operating loss	$(494.2)	$(467.7)	5.7%

Year Ended
Net revenues	$58.0	$24.6	135.8%
Product and distribution costs	52.0	20.2	157.4
Other operating expenses	1.2	2.0	(40.0)
Depreciation and amortization expenses	121.9	117.3	3.9
General and administrative expenses	1,801.0	1,707.4	5.5
Restructuring and impairments	—	1.1	nm
Total operating expenses	1,976.1	1,848.0	6.9
Operating loss	$(1,918.1)	$(1,823.4)	5.2%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Sep 29, 2024	Oct 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,286.2	$3,551.5
Short-term investments	257.0	401.5
Accounts receivable, net	1,213.8	1,184.1
Inventories	1,777.3	1,806.4
Prepaid expenses and other current assets	313.1	359.9
Total current assets	6,847.4	7,303.4
Long-term investments	276.0	247.4
Equity investments	463.9	439.9
Property, plant and equipment, net	8,665.5	7,387.1
Operating lease, right-of-use asset	9,286.2	8,412.6
Deferred income taxes, net	1,766.7	1,769.8
Other long-term assets	617.0	546.5
Other intangible assets	100.9	120.5
Goodwill	3,315.7	3,218.3
TOTAL ASSETS	$31,339.3	$29,445.5
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,595.5	$1,544.3
Accrued liabilities	2,194.7	2,145.1
Accrued payroll and benefits	786.6	828.3
Current portion of operating lease liability	1,463.1	1,275.3
Stored value card liability and current portion of deferred revenue	1,781.2	1,700.2
Short-term debt	—	33.5
Current portion of long-term debt	1,248.9	1,818.6
Total current liabilities	9,070.0	9,345.3
Long-term debt	14,319.5	13,547.6
Operating lease liability	8,771.6	7,924.8
Deferred revenue	5,963.6	6,101.8
Other long-term liabilities	656.2	513.8
Total liabilities	38,780.9	37,433.3
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,133.5 and 1,142.6 shares, respectively	1.1	1.1
Additional paid-in capital	322.6	38.1
Retained deficit	(7,343.8)	(7,255.8)
Accumulated other comprehensive income/(loss)	(428.8)	(778.2)
Total shareholders’ deficit	(7,448.9)	(7,994.8)
Noncontrolling interests	7.3	7.0
Total deficit	(7,441.6)	(7,987.8)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$31,339.3	$29,445.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Year Ended
	Sep 29, 2024	Oct 1, 2023	Oct 2, 2022
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$3,762.3	$4,124.7	$3,283.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,592.4	1,450.3	1,529.4
Deferred income taxes, net	(13.8)	(59.4)	(37.8)
Income earned from equity method investees	(306.4)	(301.8)	(268.7)
Distributions received from equity method investees	333.3	222.8	231.2
Gain on sale of assets	—	(91.3)	—
Stock-based compensation	308.3	302.7	271.5
Non-cash lease costs	1,314.9	1,365.9	1,497.7
Loss on retirement and impairment of assets	121.5	101.4	91.4
Other	31.9	26.8	(67.8)
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	18.4	(4.1)	(326.1)
Inventories	42.8	366.4	(641.0)
Income taxes payable	(61.9)	52.5	(149.6)
Accounts payable	28.0	100.1	345.5
Deferred revenue	(72.2)	(110.8)	(75.8)
Operating lease liability	(1,294.9)	(1,443.8)	(1,625.6)
Other operating assets and liabilities	291.0	(93.7)	339.6
Net cash provided by operating activities	6,095.6	6,008.7	4,397.3
INVESTING ACTIVITIES:
Purchases of investments	(627.5)	(610.5)	(377.9)
Sales of investments	10.3	2.5	72.6
Maturities and calls of investments	768.2	616.9	67.3
Additions to property, plant and equipment	(2,777.5)	(2,333.6)	(1,841.3)
Proceeds from sale of assets	—	110.0	—
Net proceeds from the divestiture of certain operations	—	—	59.3
Other	(72.7)	(56.1)	(126.3)
Net cash used in investing activities	(2,699.2)	(2,270.8)	(2,146.3)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	—	(175.0)	175.0
Net proceeds from issuance of short-term debt	123.8	114.6	36.6
Repayments of short-term debt	(157.5)	(78.8)	(36.6)
Net proceeds from issuance of long-term debt	1,995.3	1,497.8	1,498.1
Repayments of long-term debt	(1,825.1)	(1,000.0)	(1,000.0)
Proceeds from issuance of common stock	108.0	167.4	101.6
Cash dividends paid	(2,585.0)	(2,431.8)	(2,263.3)
Repurchase of common stock	(1,266.7)	(984.4)	(4,013.0)
Minimum tax withholdings on share-based awards	(100.4)	(89.3)	(127.2)
Other	(10.6)	(11.1)	(9.2)
Net cash used in financing activities	(3,718.2)	(2,990.6)	(5,638.0)
Effect of exchange rate changes on cash and cash equivalents	56.5	(14.2)	(250.3)
Net increase/(decrease) in cash and cash equivalents	(265.3)	733.1	(3,637.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,551.5	2,818.4	6,455.7
End of period	$3,286.2	$3,551.5	$2,818.4
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$570.7	$524.3	$474.7
Income taxes	$1,373.3	$1,294.2	$1,157.6

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2024	Oct 1, 2023
Revenues	$6,245.1	$6,425.0	(3)%
Change in Comparable Store Sales (1)	(6)%	8%
Change in Transactions	(10)%	2%
Change in Ticket	4%	6%
Store Count	16,941	16,352	4%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Sep 29, 2024	Oct 1, 2023
Revenues	$783.7	$840.6	(7)%
Change in Comparable Store Sales (1)	(14)%	5%
Change in Transactions	(6)%	8%
Change in Ticket	(8)%	(3)%
Store Count	7,596	6,806	12%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 29, 2024	Oct 1, 2023	Sep 29, 2024	Oct 1, 2023	Sep 29, 2024	Oct 1, 2023
North America:
Company-operated stores	221	176	533	412	11,161	10,628
Licensed stores	5	42	81	103	7,263	7,182
Total North America	226	218	614	515	18,424	17,810
International:
Company-operated stores	331	384	893	927	9,857	8,964
Licensed stores	165	214	654	885	11,918	11,264
Total International	496	598	1,547	1,812	21,775	20,228
Total Company	722	816	2,161	2,327	40,199	38,038

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (GAAP). When provided to investors, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management does not believe they contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs
Management excludes transaction and integration costs for reasons discussed above. Additionally, we incur certain costs associated with certain divestiture activities. The majority of these costs will be recognized over a finite period of time.

Gain on sale of assets	Management excludes the gain related to the sale of assets to Nestlé, primarily consisting of intellectual properties associated with the Seattle's Best Coffee brand, as these items do not reflect future gains or tax impacts for reasons discussed above.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Oct 1, 2023 as reported (GAAP)	$9,373.6
Revenue for the quarter ended Sep 29, 2024 as reported (GAAP)	$9,074.0
Change (%)	(3.2)%
Constant Currency Impact (%)	0.3%
Change in Constant Currency (%)	(2.9)%

Year Ended
Consolidated
Revenue for the year ended Oct 1, 2023 as reported (GAAP)	$35,975.6
Revenue for the year ended Sep 29, 2024 as reported (GAAP)	$36,176.2
Change (%)	0.6%
Constant Currency Impact (%)	0.7%
Change in Constant Currency (%)	1.3%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended
Consolidated	Sep 29, 2024	Oct 1, 2023	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$1,306.9	$1,706.2	(23.4)%
Non-GAAP operating income	$1,306.9	$1,706.2	(23.4)%	0.8%	(22.6)%

Operating margin, as reported (GAAP)	14.4%	18.2%	(380) bps
Non-GAAP operating margin	14.4%	18.2%	(380) bps	10 bps	(370) bps

Diluted net earnings per share, as reported (GAAP)	$0.80	$1.06	(24.5)%
Non-GAAP EPS	$0.80	$1.06	(24.5)%	0.9%	(23.6)%

	Year Ended
Consolidated	Sep 29, 2024	Oct 1, 2023	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$5,408.8	$5,870.8	(7.9)%
Restructuring and impairment costs (1)	—	21.8
Transaction and integration-related costs (2)	—	0.1
Gain on sale of assets	—	(91.3)
Non-GAAP operating income	$5,408.8	$5,801.4	(6.8)%	1.1%	(5.7)%

Operating margin, as reported (GAAP)	15.0%	16.3%	(130) bps
Restructuring and impairment costs (1)	—	0.1
Transaction and integration-related costs (2)	—	0.0
Gain on sales of assets	—	(0.3)
Non-GAAP operating margin	15.0%	16.1%	(110) bps	— bps	(110) bps

Diluted net earnings per share, as reported (GAAP)	$3.31	$3.58	(7.5)%
Restructuring and impairment costs (1)	—	0.02
Transaction and integration-related costs (2)	—	0.00
Gain on sale of assets	—	(0.08)
Income tax effect on Non-GAAP adjustments (3)	—	0.02
Non-GAAP EPS	$3.31	$3.54	(6.5)%	0.9%	(5.6)%
(1)Represents costs associated with our restructuring efforts.
(2)Fiscal 2023 includes transaction-related expenses related to the sale of our Seattle's Best Coffee brand.
(3)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.